UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                 March 2, 2021

LAS VEGAS SANDS CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-32373	27-0099920
(Commission File Number)	(IRS Employer Identification No.)

3355 Las Vegas Boulevard South Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

(702) 414-1000

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	LVS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	Entry into a Material Definitive Agreement

Sale and Purchase Agreements

On March 2, 2021, Las Vegas Sands Corp. (the “Company”) entered into definitive agreements to sell its Las Vegas real property and operations, including The Venetian Resort Las Vegas and the Sands Expo and Convention Center (the “Las Vegas Business”) for an aggregate purchase price of approximately $6.25 billion (the “Las Vegas Sale”). Under the terms of the agreements, (a) Pioneer OpCo, LLC (“OpCo Purchaser”), an affiliate of certain funds managed by affiliates of Apollo Global Management, Inc. will acquire subsidiaries that hold the operating assets and liabilities of the Las Vegas Business for approximately $1.05 billion in cash, subject to certain post-closing adjustments, and $1.2 billion in seller financing in the form of a term loan credit and security agreement (the “Seller Financing Loan Agreement”) to be entered into at closing by and among the Company, as lender, OpCo Purchaser, as borrower, the parent company of OpCo Purchaser (“ Holdings”) and certain subsidiaries of OpCo Purchaser as guarantors party thereto, and (b) VICI Properties L.P. (“PropCo Purchaser,” and together with OpCo Purchaser, the “Purchasers”), a subsidiary of VICI Properties Inc. (“VICI”), will acquire subsidiaries that hold the real estate and real estate-related assets of the Las Vegas Business for approximately $4.0 billion in cash. The closing of the Las Vegas Sale is subject to customary closing conditions, including regulatory approvals.

The Las Vegas Sale is being implemented pursuant to the terms of (a) a Purchase and Sale Agreement (the “Real Estate Purchase Agreement”), dated as of March 2, 2021, by and between the Company and PropCo Purchaser, pursuant to which the Company will sell subsidiaries that hold the real estate and real estate-related assets of the Las Vegas Business to PropCo Purchaser (the “PropCo Sale”) and (b) a Purchase and Sale Agreement (the “OpCo Purchase Agreement”), dated as of March 2, 2021, by and among the Company, PropCo Purchaser and OpCo Purchaser, pursuant to which the Company will sell subsidiaries that hold the operating assets and liabilities of the Las Vegas Business to OpCo Purchaser (the “OpCo Sale”). In addition, the Company and OpCo Purchaser will enter into an intellectual property license agreement at closing pursuant to which, among other things, the Company will grant certain rights to the Purchasers with respect to intellectual property of the Company used in connection with the Las Vegas Business.

The OpCo Purchase Agreement and the Real Estate Purchase Agreement contain customary representations, warranties and covenants by the parties to the agreements and are subject to customary closing conditions, including, among other things: (i) the absence of any order or other action taken by, or any pending legal proceeding by, any governmental authority that prevents, restrains, enjoins or prohibits (or seeks to prevent, restrain, enjoin or prohibit) the consummation of, or that makes it illegal for any party to consummate, the transactions contemplated by the OpCo Purchase Agreement or the Real Estate Purchase Agreement; (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (iii) the effectiveness and receipt of certain gaming and liquor licenses; (iv) the accuracy of the respective parties’ representations and warranties, subject to customary qualifications; (v) material compliance by the parties with their respective covenants and obligations; (vi) the absence of bankruptcy, dissolution or termination proceedings against any party; (vii) the absence of a material adverse effect on the Las Vegas Business, taken as a whole, or the real estate and real estate related assets of the Las Vegas Business or (viii) a Covered Event (as defined in the OpCo Purchase Agreement). It is a closing condition to the OpCo Purchase Agreement that the closing of the PropCo Sale will have closed, and it is a closing condition to the PropCo Purchase Agreement that the OpCo Sale will have closed. The OpCo Purchase Agreement also provides that, following the closing, each party will have certain indemnification obligations, subject to customary limitations as to time and amount, with respect to breaches of representations, warranties and covenants and losses arising from certain liabilities of the respective parties.

The OpCo Purchase Agreement contains certain termination rights, including the right of either the Purchasers, on the one hand, or the Seller, on the other hand, to terminate the OpCo Purchase Agreement in the event the closing has not occurred by December 2, 2021, subject to two three-month extensions under certain circumstances. The OpCo Purchase Agreement also provides that the PropCo Purchaser will be required to pay a termination fee of $150 million and that the OpCo Purchaser will be required to pay a termination fee of $150 million, in each case, under certain circumstances set forth in the OpCo Purchase Agreement. The Real Estate Purchase Agreement will automatically terminate if the OpCo Purchase Agreement is terminated in accordance with its terms.

Both Purchasers have obtained financing commitments for the purpose of financing the cash portion of the consideration for the transactions contemplated by the OpCo Purchase Agreement and the Real Estate Purchase Agreement and paying related fees and expenses. Funds affiliated with OpCo Purchaser have committed to capitalize the OpCo Purchaser, immediately prior to closing, with an aggregate equity contribution of up to $1.07 billion, subject to the terms and conditions set forth in an equity commitment letter. Deutsche Bank Securities Inc., Deutsche Bank AG Cayman Islands Branch and Morgan Stanley Senior Funding, Inc. (together with certain of its affiliates, the “Debt Lenders”) have agreed to provide the PropCo Purchaser with debt financing in an aggregate principal amount of up to $4.0 billion. The obligations of the Debt Lenders to provide debt financing under the debt commitment letter are subject to customary terms and conditions. The OpCo Purchase Agreement provides that PropCo Purchaser will use reasonable best efforts to do all things necessary, proper or advisable to arrange and obtain the debt financing as promptly as reasonably practicable and to consummate the debt financing at or prior to the closing. The closing is not conditioned on OpCo Purchaser obtaining the equity contribution or PropCo Purchaser obtaining the debt financing.

The foregoing descriptions of the OpCo Purchase Agreement and the Real Estate Purchase Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by the terms and conditions of the OpCo Purchase Agreement and the Real Estate Purchase Agreement, as applicable, copies of which are attached hereto as Exhibit 2.1 and Exhibit 2.2, respectively, and are incorporated herein by reference. The OpCo Purchase Agreement and the Real Estate Purchase Agreements contain representations, warranties and covenants that the respective parties made to each other as of the date of such agreements or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of those agreements among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the OpCo Purchase Agreement and the Real Estate Purchase Agreement. The OpCo Purchase Agreement and the Real Estate Purchase Agreement have been attached to provide investors with information regarding their respective terms. They are not intended to provide any other factual information about the Company or any other party to the OpCo Purchase Agreement or the Real Estate Purchase Agreement. In particular, the representations, warranties, covenants and agreements contained in each of the OpCo Purchase Agreement and the Real Estate Purchase Agreement, which were made only for the purposes of the OpCo Purchase Agreement and the Real Estate Purchase Agreement, as applicable, and as of specific dates, were solely for the benefit of the parties to the OpCo Purchase Agreement and the Real Estate Purchase Agreement, as applicable, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the OpCo Purchase Agreement and the Real Estate Purchase Agreement, as applicable, instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to the Company’s investors and security holders. The Company’s investors and security holders are not third-party beneficiaries under the OpCo Purchase Agreement or the Real Estate Purchase Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the OpCo Purchase Agreement or the Real Estate Purchase Agreement or to any of their respective subsidiaries and affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the OpCo Purchase Agreement and the Real Estate Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Additional Agreements

The OpCo Purchase Agreement contemplates the execution of various additional agreements and instruments, on or before the closing, including, among others, the following:

Contingent Lease Support Agreement

In connection with the closing, the Company and OpCo Purchaser will enter into a post-closing contingent lease support agreement (the “Contingent Lease Support Agreement”) pursuant to which, among other things, the Company may be required to make certain payments (“Support Payments”) to OpCo Purchaser.

The Support Payments are payable on a monthly basis following closing through the year ended December 31, 2023, based upon the performance of the Las Vegas Business relative to certain agreed upon target metrics and subject to quarterly and annual adjustments. The target metrics are measured against a benchmark annual EBITDAR (as defined in the Contingent Lease Support Agreement) of the Las Vegas Business equal to $286,000,000 for 2021, and $500,000,000 for 2022 and 2023 (as it may be adjusted as a result of when the closing occurs). The Company’s payment obligations are subject to an annual cap equal to $250,000,000, subject to prorated reduction depending on when the closing occurs. Each monthly Support Payment is subject to a prorated cap based on the annual cap (as it may be adjusted as a result of when the closing occurs).

The foregoing description of the Contingent Lease Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Contingent Lease Support Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Seller Financing Loan Agreement

In connection with the closing, Company, as lender, OpCo Purchaser, as borrower, Holdings and certain subsidiaries of OpCo Purchaser as guarantors party thereto (collectively, the “Guarantors” and, together with OpCo Purchaser in its capacity as borrower, the “Loan Parties”), will enter into the Seller Financing Loan Agreement. The Seller Financing Loan Agreement will provide for a senior secured term loan facility in an aggregate principal amount of $1.2 billion (the “Seller Loan”). The Seller Loan will mature six years from date on which the Las Vegas Sale is consummated and will be guaranteed by the Guarantors and secured by a first-priority lien on substantially all of the Loan Parties’ assets (subject to customary exceptions and limitations), including a leasehold mortgage over certain real estate that will be sold to PropCo Purchaser at closing of the Las Vegas Sale and leased by OpCo Purchaser.

OpCo Purchaser’s obligations under the Seller Loan will be partial consideration for the Las Vegas Sale, the incurrence of which will be subject to a number of customary conditions, including the consummation of the closing under the Purchase Agreement and execution and delivery by the Loan Parties of the Seller Financing Loan Agreement and other definitive documentation specified therein.

The Seller Loan will bear interest at a rate per annum equal to 1.50% for the calendar years ending December 31, 2021, December 31, 2022 and December 31, 2023, and 4.25% for each calendar year thereafter, subject to an increase of 1.00% for any interest OpCo Purchaser elects to pay by increasing the principal amount of the Seller Loan prior to January 1, 2024, and an increase of 1.50% for any such election during the calendar year ending December 31, 2024. Any interest to be paid after the calendar year ending December 31, 2024 will be paid in cash.

The Seller Financing Loan Agreement will contain certain customary representations and warranties and covenants, subject to customary exceptions and thresholds. The Seller Financing Loan Agreement’s negative covenants will restrict the ability of the Loan Parties and their subsidiaries ability to, among other things, (i) incur debt, (ii) create certain liens on their assets, (iii) dispose of their assets, (iv) make investments or restricted payments, including dividends, (v) merge, liquidate, dissolve, change their business or consolidate with other entities and (vi) enter into affiliate transactions.

The Seller Financing Loan Agreement will also contain customary events of default, including payment defaults, cross defaults to material debt, bankruptcy and insolvency, breaches of covenants and inaccuracy of representations and warranties, subject to customary grace periods. Upon an event of default, the Company may declare any then-outstanding amounts due and payable and exercise other customary remedies available to a secured lender.

The foregoing description of the Seller Financing Loan Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Seller Financing Loan Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

ITEM 7.01.	Regulation FD Disclosures.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing. This Current Report will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.1.

On March 3, 2021, the Company issued a press release announcing the execution of the OpCo Purchase Agreement and Real Estate Purchase Agreement and the transactions contemplated thereby. The press release is furnished as Exhibit 99.1 to this Current Report.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. Statements that are not historical or current facts, including statements about beliefs and expectations and statements relating to the proposed transaction involving the Company, OpCo Purchaser and PropCo Purchaser, are forward-looking statements. These forward-looking statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity” and similar words or phrases or the negatives of these words or phrases. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including, but not limited to: the uncertainty of the extent, duration and effects of the COVID-19 pandemic and the response of governments and other third parties, including government-mandated property closures, increased operational regulatory requirements or travel restrictions, on our business, results of operations, cash flows, liquidity and development prospects; our ability to invest in future growth opportunities; execute our previously announced capital expenditure programs in both Macao and Singapore, and produce future returns; new development, construction and ventures; the satisfaction of the conditions precedent to the consummation of the proposed transaction, including, the receipt of regulatory approvals; unanticipated difficulties or expenditures relating to the proposed transaction; legal proceedings, judgments or settlements, including those that may be instituted against the Company, the Company’s board of directors and executive officers and others following the announcement of the proposed transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; potential difficulties in employee retention due to the announcement and pendency of the proposed transaction; the response of customers, suppliers, business partners and regulators to the announcement of the proposed transaction; and other risks and uncertainties and the factors identified under “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and updated in subsequent reports filed by the Company with the SEC. These reports are available at www.sec.gov. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

ITEM 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are being filed herewith:

2.1*	Purchase and Sale Agreement dated as of March 2, 2021, by and among Las Vegas Sands Corp., Pioneer OpCo, LLC and VICI Properties L.P.

2.2*	Real Estate Purchase and Sale Agreement dated as of March 2, 2021, by and between Las Vegas Sands Corp. and VICI Properties L.P.

10.1*	Form of Post-Closing Contingent Lease Support Agreement, by and among Las Vegas Sands Corp., Pioneer OpCo, LLC and VICI Properties L.P.

10.2*	Form of Term Loan Credit and Security Agreement, by and among Las Vegas Sands Corp., Pioneer OpCo, LLC, Pioneer HoldCo, LLC and the Guarantors party thereto

99.1	Press Release of Las Vegas Sands Corp., dated March 3, 2021

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

*	Certain schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2021

LAS VEGAS SANDS CORP.

By:	/s/ D. Zachary Hudson
Name:	D. Zachary Hudson
Title:	Executive Vice President, Global General Counsel and Secretary